UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 10, 2022 (February 10, 2022)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc.	Delaware	30-1128146

2211 H.H. Dow Way, Midland, MI 48674

(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other

On February 10, 2022, Dow announced the nomination of Jerri DeVard, former Executive Vice President and Chief Customer Officer, Office Depot, Inc., to stand for election as a Director at Dow’s Annual Meeting of Stockholders to be held on April 14, 2022 (the “2022 Meeting”).

The Board determined that Ms. DeVard is independent in accordance with the standards of independence of the New York Stock Exchange, U.S. Securities and Exchange Commission (“SEC”) rules and as described in Dow’s Corporate Governance Guidelines. Ms. DeVard was not selected as a Director nominee pursuant to any arrangement or understanding between Ms. DeVard and any other persons. There are no transactions in which Ms. DeVard has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Subject to her election, Ms. DeVard will participate in compensation arrangements for non-employee Directors as described under the heading “Director Compensation” in Dow’s Definitive Proxy Statement on Schedule 14A, to be filed with the SEC by March 4, 2022.

The Board will announce committee assignments following the 2022 Meeting.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit No.	Exhibit Description

99.1	Press release issued by Dow on February 10, 2022.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: February 10, 2022

/s/ AMY E. WILSON
Amy E. Wilson
General Counsel and Corporate Secretary